Exhibit 99.1

China Commercial Credit Announces Change in NASDAQ Ticker Symbol to “GLG”

SUZHOU, CHINA, July 12, 2018 - China Commercial Credit, Inc. (NASDAQ CM: CCCR) (the “Company”), today announced that its ticker symbol on the Nasdaq Capital Market will change to “GLG” from “CCCR.” Trading under the new ticker symbol will begin at market opening on Friday, July 13, 2018.

“In conjunction with our recently announced disposition of subsidiaries, and in line with our expanding corporate strategy, a fresh symbol is an important step to represent the new corporate ideologies”, said Long Yi, the Company’s Chief Financial Officer. “We are intensely focused on execution of our strategy and building value for our shareholders.”

No action is needed from the Company’s shareholders in connection with the change of the ticker symbol. The common stock will continue to be listed on NASDAQ and the CUSIP number will remain unchanged as 16891K103.

About China Commercial Credit

China Commercial Credit Inc. currently engages in used luxurious car leasing.

Safe Harbor Statement

This press release may contain certain “forward-looking statements” relating to the business of China Commercial Credit, Inc. and its subsidiary companies. All statements, other than statements of historical fact included herein are “forward-looking statements.” These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website at http://www.sec.gov. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

For more information, please contact:

Mr. Long Yi, Chief Financial Officer

China Commercial Credit, Inc.

Tel: +86 13584802352

Email: 13584802352@139.com